EXHIBIT 99.1

Team Financial, Inc.

NEWS

FOR IMMEDIATE RELEASE	For More Information Contact:
Michael L. Gibson
President of Investments/CFO
Team Financial, Inc.
(913) 294-9667
mike.gibson@teamfinancialinc.com
http://www.teamfinancialinc.com

Team Financial, Inc. Announces Annual and Quarterly Results

PAOLA, Kansas, February 5, 2004 – Team Financial, Inc. (the Company, Nasdaq: TFIN) today announced net income of $683,000, or $0.17 basic and $0.16 diluted income per share, for the three months ended December 31, 2003, a decrease of 29%, compared to $961,000, or $0.24 basic and $0.23 diluted income per share, for the three months ended December 31, 2002.  Net income for the year ended December 31, 2003 was $3,792,000, or $0.93 basic and $0.92 diluted income per share, a decrease of 19%, compared to $4,706,000, or $1.14 basic and $1.13 diluted income per share, for the year ended December 31, 2002.

The Company continues to emphasize it focus as a small to mid-sized business lender in the metropolitan areas of Kansas City; Omaha, Nebraska; and Colorado Springs, Colorado.  This continued emphasis generated a $25.2 million, or 13% increase in commercial loans to $216.6 million at December 31, 2003, compared to $191.4 million at December 31, 2002.  This emphasis has resulted in a $52.8 million, or 32% increase in commercial loans from December 31, 2001, and an $93.8 million, or 76% increase in commercial loans from December 31, 2000.  The mix of commercial loans in the Company’s portfolio has increased from 37% at December 31, 2000, to 62% at December 31, 2003.

The Company’s sustained emphasis on strengthening its non-interest income resulted in a 42% increase in non-interest income for the year ended December 31, 2003, compared to the year ended December 31, 2002.  Significantly contributing to the increase in non-interest income was the insurance revenue from our insurance agency acquired in December of 2002.

“We are pleased with the current progress in integrating our insurance agency acquisition and its accretion to earnings this year,” noted Chairman and Chief Executive Officer, Robert J. Weatherbie.  “We intend to continue to build and diversify our non-interest income by expanding our portfolio of financial services offered to our small to mid-sized business and retail customers.”  “While we have taken many positive steps in executing our plans to strengthen our company for future growth in assets and earnings, we continue to aggressively work on the challenges presented from our non-performing loans as well as the impact our declining net interest margin has had on our current period earnings.”

Net interest income decreased 3% for the quarter ended December 31, 2003, and 12% for the year with corresponding declines in net interest margin.  Net interest margin declined to 3.39% for the quarter ended December 31, 2003, compared to 3.43% for the same quarter in 2002.  Net interest margin declined to 3.30% for the year ended December 31, 2003, compared to 3.76% for the year ended December 31, 2002.

The Company’s non-performing loans increased $1.5 million to $6.1 million, or 1.74% of total loans at December 31, 2003, compared to $4.6 million or 1.34% of total loans at December 31, 2002.  Non-performing loans decreased to $6.1 million at December 31, 2003, compared to $6.3 million at September 30, 2003, and $7.8 million at June 30, 2003.  Provision for loan losses decreased $217,000 or 32% for the fourth quarter and increased $356,000, or 25% for the year ended December 31, 2003, compared to the same periods in 2002.

The Company continues its efforts to control non-interest expense, which decreased 7% for the three months ended December 31, 2003, and decreased 1% for the year ended December 31, 2003, excluding operations of the acquired insurance agency.  With the insurance agency operations included, non-interest expense increased 4% for the quarter and 16% for the year ended December 31, 2003.

Team Financial, Inc. is a financial services company with $649 million in total assets.  It operates in the Kansas City metropolitan area, southeastern Kansas, western Missouri, the Omaha, Nebraska metropolitan area, the Tulsa, Oklahoma metropolitan area, and in Colorado Springs, Colorado.  The Company offers a full range of consumer and corporate banking services, including small business loans, mortgage loans, employee benefit insurance services, property and casualty insurance services, trust services, and investment and brokerage services.  For additional information on Team Financial, Inc., visit its Web site at http://www.teamfinancialinc.com or call 800-880-6262, ext. 2172.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s acquisition strategy, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

Team Financial, Inc. And Subsidiaries

Consolidated Statements of Financial Condition

(In Thousands)

(Unaudited)

	December 31, 2003	December 31, 2002
ASSETS

Cash and due from banks	$14,135	$18,298
Federal funds sold and interest bearing bank deposits	4,667	17,260
Cash and cash equivalents	18,802	35,558

Investment securities
Available for sale, at fair value (amortized cost of $218,378 and $218,037 at December 31, 2003 and December 31, 2002, respectively)	221,252	224,052
Total investment securities	221,252	224,052

Loans receivable, net of unearned fees	348,095	340,986
Allowance for loan losses	(4,506)	(4,611)
Net loans receivable	343,589	336,375

Accrued interest receivable	4,002	4,053
Premises and equipment, net	14,132	12,219
Assets acquired through foreclosure	1,117	1,770
Goodwill	14,538	14,407
Intangible assets, net of accumulated amortization	5,830	6,579
Bank owned life insurance policies	17,756	16,968
Other assets	8,778	4,368

Total assets	$649,796	$656,349

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Checking deposits	$165,448	$172,886
Savings deposits	32,715	31,212
Money market deposits	47,804	54,485
Certificates of deposit	200,192	197,022
Total deposits	446,159	455,605
Federal funds purchased and securities sold under agreements to repurchase	7,297	4,401
Federal Home Loan Bank advances	111,234	112,331
Notes payable	3,115	6,455
Subordinate Debt	16,005	16,005
Accrued expenses and other liabilities	13,582	9,724

Total liabilities	597,392	604,521

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, no par value, 10,000,000 shares authorized, no shares issued	—	—
Common stock, no par value, 50,000,000 shares authorized; 4,449,638 and 4,442,210 shares issued; 4,099,555 and 4,107,627 shares outstanding at December 31, 2003 and December 31, 2002, respectively	27,448	27,393
Capital surplus	292	211
Retained earnings	25,979	23,290
Treasury stock, 350,083 and 334,583 shares of common stock at cost at December 31, 2003, and December 31, 2002, respectively	(3,212)	(3,034)
Accumulated other comprehensive income	1,897	3,968

Total stockholders’ equity	52,404	51,828

Total liabilities and stockholders’ equity	$649,796	$656,349

Team Financial, Inc. And Subsidiaries

Consolidated Statements of Operations

(Dollars In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended December 31		Years Ended December 31
	2003	2002	2003	2002
Interest Income:
Interest and fees on loans	$5,615	$6,044	$23,189	$25,890
Taxable investment securities	1,932	2,358	7,207	10,020
Nontaxable investment securities	290	219	1,094	889
Other	22	54	119	270

Total interest income	7,859	8,675	31,609	37,069

Interest Expense:
Deposits
Checking deposits	130	203	554	993
Savings deposits	57	100	246	493
Money market deposits	116	218	557	939
Certificates of deposit	1,215	1,624	5,392	7,803
Federal funds purchased and securities sold under agreements to repurchase	15	12	49	65
FHLB advances payable	1,254	1,280	4,998	4,256
Notes payable	33	64	174	325
Subordinated Debt	377	377	1,508	1,508

Total interest expense	3,197	3,878	13,478	16,382

Net interest income before provision for loan losses	4,662	4,797	18,131	20,687

Provision for loan losses	471	688	1,790	1,434

Net interest income after provision for loan losses	4,191	4,109	16,341	19,253

Non-Interest Income:
Service charges	906	920	3,573	3,677
Trust fees	175	156	608	595
Insurance agency commissions	767	324	4,454	324
Gain (Loss) on sales of mortgage loans	420	901	2,788	2,364
Gain (Loss) on sales of investment securities	(1)	3	294	72
Gain (Loss) on sale of branch assets	—	—	—	452
Other	440	663	2,699	2,680

Total non-interest income	2,707	2,967	14,416	10,164

Non-Interest Expenses:
Salaries and employee benefits	3,419	3,110	13,791	11,850
Occupancy and equipment	727	639	2,769	2,368
Data processing	583	471	2,141	1,910
Professional fees	236	234	1,143	1,073
Marketing	118	65	428	267
Supplies	108	93	439	368
Intangible asset amortization	283	399	1,268	1,069
Disposal of branch assets	—	—	258	—
Conversion	5	—	59	6
Other	661	919	3,461	3,381

Total non-interest expenses	6,140	5,930	25,757	22,292

Income before income taxes	758	1,146	5,000	7,125

Income taxes	75	185	1,208	2,419

Net income	$683	$961	$3,792	$4,706

Shares applicable to basic income per share	4,092,528	4,070,453	4,095,903	4,145,820

Basic income per share	$0.17	$0.24	$0.93	$1.14

Shares applicable to diluted income per share	4,141,463	4,091,106	4,131,381	4,165,400

Diluted income per share	$0.16	$0.23	$0.92	$1.13

Team Financial, Inc. And Subsidiaries

Selected Ratios and Other Data

(Unaudited)

	As of and For Three Months Ended December 31		As of and For Years Ended December 31
Selected Data	2003	2002	2003		2002

Performance Ratios

Return On Average Assets	0.42%	0.59%	0.59%		0.71%

Return On Average Equity	5.20%	7.49%	7.28%		9.57%

Average Equity To Average Assets	8.15%	7.87%	8.06%		7.45%

Net Interest Margin On Average Earning Assets During The Period (Tax Equivalent)	3.39%	3.43%	3.30%		3.76%

Efficiency Ratio	83.32%	76.38%	78.35	%(1)	73.33	%(1)

Book Value Per Share	$12.78	$12.62

Tangible Book Value Per Share	$7.81	$7.51

Asset Quality Ratios

Non Performing Loans As A Percent Of Total Loans	1.74%	1.34%

Non Performing Assets As A Percent Of Total Assets	1.11%	0.97%

Allowance For Loan Losses As A Percent Of Total Loans	1.29%	1.35%

Allowance For Loan Losses As A Percent Of Non Performing Loans	74.27%	100.76%

(1)   Excludes the (loss) gain on sale or disposal of branch assets of ($258,000) and $452,000 for the years ended December 31, 2003, and December 31, 2002, repectively